GMAC RFC

Free Writing Prospectus

Part I of II

$279,456,000 (Approximate)

Home Equity Loan-Backed Term Notes,

Series 2005-HSA1

RFMSII Series 2005-HSA1 Trust

Residential Funding Mortgage Securities II, Inc.

Depositor (SEC File No. 333-110340)

Residential Funding Corporation

Seller and Master Servicer

December 15, 2005

GMAC RFC Securities

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

Expected Timing:	Pricing Date:	On or about December 19, 2005
	Settlement Date:	On or about December 29, 2005
	First Payment Date:	January 25, 2006

Structure:	Fixed and ARMs:	$279,456,000 FGIC Wrap
	Rating Agencies:	Moody's and S&P

Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuer or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The securities may not be suitable for all investors. RFSC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the securities, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the deliver of such preliminary prospectus supplement.

The securities referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such security or any similar security and RFSC's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer for the applicable series and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities of any series, and the characteristics of the home equity loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series. You are advised that securities may not be issued that have the characteristics described in these materials. RFSC's obligation to sell such securities to you is conditioned on the home equity loans and securities having the characteristics described in these materials. If for any reason RFSC does not deliver such securities, RFSC will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer. The information in this free writing prospectus supersedes any information contained in any prior materials relating to the securities.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in securities, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such securities, commodities or derivative instruments. In addition, RFSC may make a market in the securities referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

RFMSII Home Equity Loan-Backed Term Notes,

Series 2005 HSA1

$279,456,000 (Approximate)

Characteristics of the Certificates (a)(b)(c)(d)(e)

Preliminary Offered Certificates
Class	Approximate Size	Interest Type	Principal Type	Interest Accrual Basis	Expected WAL (yrs) Call/Mat	Expected Principal Window (months) Call/Mat	Final Scheduled Distribution Date	Expected rating (S&P / Moody's)
A-I-1	$115,315,000	Floating	SEQ	Actual / 360	0.95 / 0.95	1 - 25 / 1 - 25	9/25/2020	AAA / Aaa
A-I-2	10,530,000	Fixed	SEQ	30 / 360	2.20 / 2.20	25 - 29 / 25 - 29	9/25/2020	AAA / Aaa
A-I-3	20,544,000	Fixed	SEQ	30 / 360	3.00 / 3.00	29 - 46 / 29 - 46	9/25/2023	AAA / Aaa
A-I-4	13,717,000	Fixed	SEQ	30 / 360	4.59 / 5.30	46 - 61 / 46 - 140	1/25/2036	AAA / Aaa
A-I-5	17,790,000	Fixed	NAS	30 / 360	4.71 / 5.93	37 - 61 / 37 - 138	1/25/2036	AAA / Aaa
A-II	101,560,000	Floating	Pass-Thru	Actual / 360	2.49 / 2.61	1 - 81 / 1 - 172	1/25/2036	AAA / Aaa
Grand Total	$279,456,000

Notes:

  Class sizes subject to a variance of +/-5.0%.
  The WAL and Payment Windows are shown to the related optional redemption date (as described herein) and to maturity. Loan Group I prepayment speed: 100% PPC which is defined as 15% CPR building to 40% CPR over the first 12 months, remaining at 40% CPR through month 24 and then decreasing to 35% and at month 36 remaining constant at 35% CPR thereafter.

  Loan Group II prepayment speed: 40% CPR, 15% Draw Rate.

  The Interest Rate for the Class A-I-4 Notes will increase by 0.50%, subject to the Group I Net WAC Rate, on the second Payment Date following the first possible optional redemption date for the Group I Loans.
  The expected maturity date is run at the pricing speed to call
  For the Class A-I-1, A-I-2 and A-I-3 Notes, the final scheduled maturity date will be calculated assuming no prepayments, losses or delinquencies on the home equity mortgage loans, no termination of the Trust with respect to either loan group on the related optional redemption date, a required overcollateralization amount of $0, and no excess interest on any Payment Date. For all other Notes, the final scheduled maturity date is the Payment Date in the month following the latest maturing home equity mortgage loan in the related loan group.

Transaction Summary

Depositor:Residential Funding Mortgage Securities II, Inc.

Issuer:Home Equity Loan Trust 2005 HSA1.

Seller and Residential Funding Corporation, an indirect wholly-owned subsidiary of GMAC

Master Servicer:;Mortgage Group, Inc.

Subservicer:;HomeComings Financial Network, Inc., an affiliate of the Depositor.

Advances: ;There is no required advancing of delinquent principal or interest on the home equity mortgage loans by the Master Servicer, the Subservicer, the Indenture Trustee, the Owner Trustee, the Credit Enhancer or any other entity.

Lead Underwriters:;Residential Funding Securities Corporation and Banc of America Securities LLC

Co-Underwriters:;Bear, Stearns & Co. and Credit Suisse First Boston LLC

Indenture Trustee:;JPMorgan Chase Bank, N.A.

Owner Trustee:;Wilmington Trust Company.

Rating Agencies:;Standard and Poor's, a division of The McGraw Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") will rate the Offered Notes.

Credit Enhancer: ;Financial Guaranty Insurance Company ("FGIC"), rated Aaa by Moody's and AAA by S&P.

Offered Notes:;$115,315,000 adjustable-rate Class A-I-1 Notes and $62,581,000 fixed-rate Class A-I-2 through Class A-I-5 Notes (together, the "Class I Notes"), are being issued concurrently with $101,560,000 of adjustable-rate Class A-II Notes. The Class I Notes are primarily backed by closed-end fixed-rate home equity mortgage loans (the "Group I Loans" or "HELs") and the Class A-II Notes are primarily backed by adjustable-rate home equity revolving lines of credit (the "Group II Loans" or "HELOCs"). The HELs and HELOCs are referred to collectively as the "home equity mortgage loans." The Class I Notesand Class A-II Notes (together the "Offered Notes" ) will be offered by the prospectus supplement.

Variable Funding Notes:;The trust will also issue Class A-II Variable Funding Notes primarily backed by the Group II Loans (the "Variable Funding Notes"). These Variable Funding Notes will not be offered by the prospectus supplement.

;

;The Variable Funding Notes, together with the Class A-II Notes, are referred to as the "Class II Notes" and the Class II Notes together with the Class I Notes are referred to as the "Notes."

Federal Tax Status:;The Class I Notes will be designated as REMIC regular interests for tax purposes. The Class II Notes will be characterized as indebtedness.

Form of Registration:;The Offered Notes will be available in book-entry form through DTC, Clearstream, Luxembourg and the Euroclear System in same day funds.

Minimum Denominations:;The Offered Notes will be made available in minimum denominations of $100,000.

Statistical Cut-off Date:;November 30, 2005.

Cut-off Date:;December 1, 2005.

Expected Pricing Date:;Week of December 12, 2005.

Expected Closing Date:;On or about December 29, 2005.

Payment Date:;The 25th day of each month (or if not a business day, the next succeeding business day) commencing in January 2006.

Accrued Interest:;The price to be paid by investors for the Class A-I-1 Notes and the Class A-II Notes will not include accrued interest (settling flat). The price to be paid by investors for the Class A-I-2 Notes, Class A-I-3 Notes, Class A-I-4 Notes and Class A-I-5 Notes will include accrued interest from the Cut-off Date up to, but not including, the Closing Date.

ERISA Eligibility:;The Offered Notes may be eligible for purchase by employee benefit plans and other plans and arrangements that are subject to ERISA or Section 4975 of the Code. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan's acquisition and ownership of such Offered Notes.;

SMMEA Eligibility:;The Offered Notes will not be SMMEA eligible.

Optional Redemption:;With respect to the Group I Loans and Group II Loans, the Master Servicer will have the option to purchase all of the remaining home equity mortgage loans in such loan group or all of the related Notes on the Payment Date on which the aggregate principal balance of the home equity mortgage loans in such loan group after applying payments received in the related collection period falls below or is equal to 10% of their original aggregate principal balance as of the Cut-off Date. An optional redemption effected with respect to Group I Loans or Group II Loans will not require an optional redemption to be effected in the other group.

Pricing Prepayment

Speed:;The Offered Notes will be priced based on the following collateral prepayment assumptions:

;

;Group I Loans:;15% CPR in the 1st month building approximately 2.2727% per month until the 12th month, remaining at 40% CPR through month 24 and then decreasing approximately 0.4167% per month until month 36 to 35% CPR and remaining constant at 35% CPR thereafter.

;Group II Loans ;40% CPR, 15% Draw Rate.

Collateral Description:;The home equity mortgage loans will be divided into the Group I Loans (fixed-rate, closed-end HELs) and Group II Loans (adjustable-rate, revolving HELOCs). The information below regarding each loan group is based on a preliminary pool of assets. The weighted average characteristics of the final pools are not expected to materially change at closing.

The "Group I Loans" are comprised of 3,655 fixed-rate, closed-end home equity loans totaling $179,060,819 as of the Statistical Cut-off Date, secured primarily by second liens on one- to four-family residential properties, with CLTVs not in excess of 100%. The aggregate principal balance of the Group I Loans as of the Cut-off Date is expected to be approximately $179,060,819.

The "Group II Loans" are comprised of1,799 adjustable-rate, revolving home equity lines of credit totaling $101,055,458 as of the Statistical Cut-off Date, secured primarily by second liens on one- to four-family residential properties, with CLTVs not in excess of 100%. The aggregate principal balance of the Group II Loans as of the Cut-off Date is expected to be approximately $101,055,458.

;

Interest Accrual Period:;Class A-I-1 and Class II Notes: from and including the preceding Payment Date (or, for the first Payment Date, the Closing Date) to but excluding the related Payment Date on an actual/360 basis.

Classes A-I-2 through A-I-5 Notes: calendar month preceding the related Payment Date on a 30/360 basis.

Payment Delay:;For the Class A-I Notes (other than the Class A-I-1 Notes): 24 days. For the Class A-I-1 Notes and the Class A-II Notes: 0 days.

Class I Notes:;The "Class A-I-1 Interest Rate" will be equal to the lesser of (a) 1-mo. LIBOR plus [ ]% per annum and (b) the Group I Net WAC Rate.

The Interest Rates for Class A-I-2 through Class A-I-5 Notes will be equal to the lesser of (a) the related fixed-rate coupon for each Class and (b) the Group I Net WAC Rate.

Any interest shortfalls due to the Group I Net WAC Rate (the "Group I Net WAC Cap Shortfalls") or prepayment interest shortfalls will carry forward with interest at the related interest rate for such Class I Note and will be reimbursed by excess interest from Loan Group I to the extent available. Any Relief Act shortfalls on the Group I Loans will be allocated to the Class I Notes pro rata based upon the interest that would have accrued on these Notes absent these reductions and will be repaid in the current period only, to the extent of Excess Interest available for that purpose.

Step-up Coupon:;The Interest Rate for the Class A-I-4 Notes will increase by 0.50%, subject to the Group I Net WAC Rate, on the second Payment Date following the first possible optional redemption date for the Group I Loans.

Class II Notes:;The "Class A-II Interest Rate" will be equal to the least of (a) 1-mo. LIBOR plus [ ]% per annum, (b) 17.25% per annum, and (c) the Group II Net WAC Rate. Any interest shortfalls on the Class II Notes due to the Group II Net WAC Rate (the "Group II Net WAC Cap Shortfalls") will carry forward with interest at the Class A-II Interest Rate and will be reimbursed by excess interest from Loan Group II to the extent available. Any Relief Act shortfalls with respect to the Group II Loans will be allocated to the Class A-II Notes and Class A-II Variable Funding Notes pro rata based upon the interest that would have accrued on these Notes absent these reductions and will be repaid in the current period only, to the extent of excess interest available for that purpose.

Net Mortgage

Rate:;The "Net Mortgage Rate" for any home equity mortgage loan equals the mortgage rate minus (a) the master servicing fee, (b) the subservicing fee and (c) the rate at which the related policy premium is paid.

Net WAC Rate:;The "Net WAC Rate" will be equal to:

  With respect to the Class I Notes, the weighted average of the Net Mortgage Rates of the Group I Loans (adjusted in the case of the Class A-I-1 Notes to an effective rate reflecting the accrual of interest on an actual/360 basis) (the "Group I Net WAC Rate").
  With respect to the Class II Notes, the weighted average of the Net Mortgage Rates of the Group II Loans adjusted to an effective rate reflecting the accrual of interest on an actual /360 basis (the "Group II Net WAC Rate").

Net WAC Cap Shortfall:;On any Payment Date and with respect to any class of Notes, the excess, if any, of (x) interest that would have accrued on such Notes at the applicable note rate without application of the related Net WAC Rate over (y) interest accrued thereon at the related Net WAC Rate.

Group I Policy and

Group II Policy:;Group I:

The Group I financial guaranty insurance policy (the "Group I Policy") will provide 100% coverage of timely interest, principal portions of any allocated realized losses, and ultimate payment of principal by the latest stated final maturity date for the Class I Notes. The Group I Policy will not cover any prepayment interest shortfalls or Relief Act shortfalls nor any reduction in accrued interest due to the application of the Net WAC Rate applicable to the Class I Notes and is for the benefit of the Class I Noteholders only.

Group II:

The Group II financial guaranty insurance policy (the "Group II Policy") will provide 100% coverage of timely interest, principal portions of any allocated realized losses, and ultimate payment of principal by the stated final maturity date for the Class II Notes. The Group II Policy will not cover any Relief Act shortfalls nor any reduction in accrued interest due to the application of the Net WAC Rate applicable to the Class II Notes and is for the benefit of the Class II Noteholders only.

Credit Enhancement:;;Class I Notes:

  Group I excess interest,
  Overcollateralization and
  Group I Policy.

Class II Notes:

  Group II excess interest,
  Overcollateralization and
  Group II Policy.

Excess Interest:;Because the mortgagors are expected to pay more interest on the home equity mortgage loans than is necessary to pay interest on the related Notes, along with fees and expenses of the trust each month, there may be excess interest. On each Payment Date this excess interest from the related loan group may be used to protect the Notes against most types of losses by making an additional payment of principal up to the amount of the losses. Excess interest from the non-related loan group will not be available to cover any of these losses.

Overcollateralization:;Group I:

On the Closing Date, the initial Overcollateralization Amount for the Group I Loans will be equal to 0.65%. Group I Excess Interest from the Group I Loans will be applied, to the extent not used to cover current or previously unpaid losses, pay the premium to the Credit Enhancer on the Group I Policy or reimburse the Credit Enhancer for prior draws on the Group I Policy, to make accelerated payments of principal to the Class I Notes then entitled to receive payments of principal, until the principal balance of the Group I Loans exceeds the aggregate Note Balance of the Group I Notes by a specified amount. This excess represents Overcollateralization. Initially, the Group I Required Overcollateralization Amount will be equal to 4.25% of the aggregate principal balance of the Group I Loans as of the Cut-off Date. The Group I Required Overcollateralization Amount may decrease in the future pursuant to the indenture.

Group II:

On the Closing Date, the principal amount of the Class II Notes issued will exceed the principal balance of the Group II Loans by approximately 0.50%. Beginning on the first Payment Date, any Group II Excess Interest not used to cover current or previously unpaid losses, pay the premium to the Credit Enhancer on the Group II Policy or reimburse the Credit Enhancer for prior draws on the Group II Policy, will be paid as principal to the Class II Notes to reduce the initial undercollateralization to zero and to ultimately build to the initial Group II Required Overcollateralization Amount of 3.35% of the aggregate principal balance of the Group II Loans as of the Cut-off Date. The Group II Required Overcollateralization Amount may decrease in the future pursuant to the indenture.

Group I Required

Overcollateralization

Amount:;With respect to any Payment Date prior to the Group I Stepdown Date, the "Group I Required Overcollateralization Amount" will equal 4.25% of the aggregate balance of the Group I Loans as of the Cut-off Date. With respect to any Payment Date on or after the Group I Stepdown Date, the Group I Required Overcollateralization Amount will equal the lesser of (a) the initial Group I Required Overcollateralization Amount and (b) 8.50% of the then-current aggregate principal balance of the Group I Loans, subject to the Group I Overcollateralization Floor and to the satisfaction of certain conditions specified in the indenture.

Group I

Overcollateralization

Floor:;An amount equal to 0.50% of the aggregate principal balance of the Group I Loans as of the Cut-off Date.

Group I Stepdown Date:;The later of (a) the July 2008 Payment Date and (b) the Payment Date on which the aggregate principal balance of the Group I Loans after applying payments received in the related collection period is less than 50% of the initial aggregate principal balance of the Group I Loans as of the Cut-off Date, subject to the satisfaction of certain conditions specified in the indenture.

Group II Required

Overcollateralization

Amount:;With respect to any Payment Date prior to the Group II Stepdown Date, the "Group II Required Overcollateralization Amount" will equal 3.35% of the aggregate principal balance of the Group II Loans as of the Cut-off Date. With respect to any Payment Date on or after the Group II Stepdown Date, the Group II Required Overcollateralization Amount will equal the lesser of (a) the initial Group II Required Overcollateralization Amount and (b) 6.70% of the then-current aggregate principal balance of the Group II Loans, subject to the Group II Overcollateralization Floor and to the satisfaction of certain conditions specified in the indenture.

Group II

Overcollateralization

Floor:;An amount equal to 0.50% of the aggregate principal balance of the Group II Loans as of the Cut-off Date.

Group II Stepdown Date:;The later of (a) the July 2008 Payment Date and (b) the Payment Date on which the aggregate principal balance of the Group II Loans after applying payments and draws received in the related collection period is less than 50% of the initial aggregate principal balance of the Group II Loans, subject to the satisfaction of certain conditions specified in the indenture.

Priority of Distributions

for Group I: ;

On each Payment Date, principal and interest collections with respect to the Group I Loans and payments made under the Group I Policy will be allocated from the payment account in the following order of priority:

  To pay accrued interest due on the Class I Notes pro rata, as reduced by any prepayment interest shortfalls, Group I Net WAC Cap Shortfalls, and Group I Relief Act shortfalls;
  To pay as principal on the Class I Notes, an amount equal to the Group I principal collection distribution amount for such Payment Date;
  To pay as principal on the Class I Notes, an amount equal to the Group I liquidation loss distribution amount for such Payment Date;
  To pay the Credit Enhancer the premium for the Group I Policy and any previously unpaid premiums for the Group I Policy, with interest;
  To reimburse the Credit Enhancer for prior draws made on the Group I Policy, other than those attributable to excess loss amounts, with interest;
  To pay as additional principal on the Class I Notes, an amount from excess interest on the Group I Loans, to bring the amount of Overcollateralization up to the Group I Required Overcollateralization Amount for such Payment Date;
  To pay the Credit Enhancer any other amounts owed to it under the insurance agreement with respect to the Group I Policy;
  To pay the Class I Notes any prepayment interest shortfalls on the Group I Loans with respect to the current period or remaining unpaid from any previous collection periods with interest;
  To pay the Class I Notes, pro rata, any current period and previously unpaid Group I Net WAC Cap Shortfalls, with interest, based on the related shortfall amounts;
  To pay the Class I Notes current period Relief Act shortfalls with respect to the Group I Loans; and
  To pay any remaining amounts to the certificateholders.

Priority of Distributions
for Group II:

On each Payment Date, principal and interest collections with respect to the Group II Loans and payments made under the Group II Policy will be allocated from the payment account in the following order of priority:

  To pay accrued interest on the Class A-II Notes and the Class A-II Variable Funding Notes, pro rata, as reduced by any Group II Net WAC Cap Shortfalls or Group II Relief Act shortfalls;
  To pay principal on the Class A-II Notes and Class A-II Variable Funding Notes, pro rata, an amount equal to the Group II principal collection distribution amount for that Payment Date;
  To pay as principal on the Class A-II Notes and Class A-II Variable Funding Notes, pro rata, an amount equal to the Group II liquidation loss distribution amount for such Payment Date;
  To pay the Credit Enhancer the premium for the Group II Policy and any previously unpaid premiums for the Group II Policy, with interest;
  To reimburse the Credit Enhancer for certain prior draws made on the Group II Policy, other than those attributable to excess loss amounts, with interest;
  To pay principal on the Class A-II Notes and Class A-II Variable Funding Notes, pro rata, an amount from excess interest on the Group II Loans, to bring the amount of Overcollateralization up to the Group II Required Overcollateralization Amount for that Payment Date;
  To pay the Credit Enhancer any other amounts owed to it under the insurance agreement with respect to the Group II Policy;
  To pay the Class A-II Notes and Class A-II Variable Funding Notes, pro rata, any current period and previously unpaid Group II Net WAC Cap Shortfalls, with interest, based on the related shortfall amounts from collections relating to the Group II Loans;
  To pay the holders of the Class A-II Notes and Class A-II Variable Funding Notes current period Relief Act shortfalls with respect to the Group II Loans; and
  To pay any remaining amounts to the certificateholders.

Principal Distributions:;Group I:

;Amounts distributable as principal on the Class I Notes on each Payment Date will be distributed first, to the holders of the Class A-I-5 Notes based on the Lockout Distribution Percentage of the Group I principal distribution amount, until the principal balance of the Class A-I-5 Notes has been reduced to zero; second, to the holders of the Class A-I-1 Notes, until the principal balance of the Class A-I-1 Notes has been reduced to zero; third, to the holders of the Class A-I-2 Notes, until the principal balance of the Class A-I-2 Notes has been reduced to zero; fourth, to the holders of the Class A-I-3 Notes, until the principal balance of the Class A-I-3 Notes has been reduced to zero; fifth, to the holders of the Class A-I-4 Notes, until the principal balance of the Class A-I-4 Notes has been reduced to zero; and sixth, to the holders of the Class A-I-5 Notes, until the principal balance of the Class A-1-5 Notes has been reduced to zero.

;

;Group II:

;On each Payment Date, the Group II principal distribution amount for the Class A-II Notes and Variable Funding Notes will be distributed to the Class A-II Notes and Variable Funding Notes pro rata and will equal:

;(a) Net Principal Collections from Loan Group II, if the Payment Date is during the Revolving Period and an amortization event has not occurred; or

(b) Principal collections from Loan Group II, if the Payment Date is after the Revolving Period or an amortization event has occurred.

Lockout

Distribution Percentage:;For the Class A-I-5 Notes and any Payment Date, the percentage indicated below of the Lockout Note Percentage for such Payment Date:

Payment Date Occurring In

January 2006 through December 2008;0%

January 2009 through December 2010;45%

January 2011 through December 2011;80%

January 2012 through December 2012;100%

January 2013 and thereafter; 300%

Lockout Note Percentage:;For the Class A-I-5 Notes and any Payment Date, the percentage equal to the principal balance of the Class A-I-5 Notes immediately prior to such Payment Date divided by the aggregate principal balance of the Class I Notes immediately prior to such Payment Date.

Net Principal Collections: ;With respect to Loan Group II and on any Payment Date, the excess, if any, of (x) principal collections with respect to Loan Group II for such Payment Date over (y) the aggregate amount of additional balances for such loan group accumulated during the related collection period and conveyed to the trust.

Revolving Period:;The period commencing on the Closing Date and ending on December 31, 2010.

Class A-I Sensitivity Analysis
To 10% Call

Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	1 50% PPC	175% PPC
Class A-I-1
Avg. Life (yrs)	11.64	1.90	1.26	0.95	0.77	0.65	0.56
Modified Duration (Years) (1)	8.53	1.75	1.18	0.90	0.74	0.62	0.54
First Principal Payment	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06
Last Principal Payment	9/25/20	10/25/10	11/25/08	1/25/08	7/25/07	4/25/07	1/25/07
Principal Window (months)	177	58	35	25	19	16	13

Class A-I-2
Avg. Life (yrs)	14.74	5.39	3.26	2.20	1.69	1.37	1.13
Modified Duration (Years) (1)	9.98	4.58	2.92	2.03	1.58	1.29	1.08
First Principal Payment	9/25/20	10/25/10	11/25/08	1/25/08	7/25/07	4/25/07	1/25/07
Last Principal Payment	9/25/20	12/25/11	7/25/09	5/25/08	10/25/07	6/25/07	3/25/07
Principal Window (months)	1	15	9	5	4	3	3

Class A-I-3
Avg. Life (yrs)	14.75	8.38	4.55	3.00	2.10	1.66	1.37
Modified Duration (Years) (1)	9.91	6.53	3.93	2.70	1.94	1.55	1.29
First Principal Payment	9/25/20	12/25/11	7/25/09	5/25/08	10/25/07	6/25/07	3/25/07
Last Principal Payment	10/25/20	10/25/16	11/25/11	10/25/09	6/25/08	11/25/07	7/25/07
Principal Window (months)	2	59	29	18	9	6	5

Class A-I-4
Avg. Life (yrs)	14.82	10.82	6.92	4.59	3.15	2.14	1.71
Modified Duration (Years) (1)	9.63	7.79	5.53	3.91	2.79	1.96	1.59
First Principal Payment	10/25/20	10/25/16	11/25/11	10/25/09	6/25/08	11/25/07	7/25/07
Last Principal Payment	10/25/20	10/25/16	2/25/13	1/25/11	9/25/09	5/25/08	11/25/07
Principal Window (months)	1	1	16	16	16	7	5

Class A-I-5
Avg. Life (yrs)	12.23	7.04	5.98	4.71	3.68	2.78	2.15
Modified Duration (Years) (1)	8.52	5.60	4.92	4.03	3.24	2.51	1.98
First Principal Payment	1/25/09	1/25/09	1/25/09	1/25/09	1/25/09	5/25/08	11/25/07
Last Principal Payment	9/25/20	10/25/16	2/25/13	1/25/11	9/25/09	10/25/08	3/25/08
Principal Window (months)	141	94	50	25	9	6	5

(1) Assumes price of 100%.

Class A-I Sensitivity Analysis
To Maturity

Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
Class A-I-1
Avg. Life (yrs)	11.64	1.90	1.26	0.95	0.77	0.65	0.56
Modified Duration (Years) (1)	8.53	1.75	1.18	0.90	0.74	0.62	0.54
First Principal Payment	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06
Last Principal Payment	9/25/20	10/25/10	11/25/08	1/25/08	7/25/07	4/25/07	1/25/07
Principal Window (months)	177	58	35	25	19	16	13

Class A-I-2
Avg. Life (yrs)	14.74	5.39	3.26	2.20	1.69	1.37	1.13
Modified Duration (Years) (1)	9.98	4.58	2.92	2.03	1.58	1.29	1.08
First Principal Payment	9/25/20	10/25/10	11/25/08	1/25/08	7/25/07	4/25/07	1/25/07
Last Principal Payment	9/25/20	12/25/11	7/25/09	5/25/08	10/25/07	6/25/07	3/25/07
Principal Window (months)	1	15	9	5	4	3	3

Class A-I-3
Avg. Life (yrs)	14.89	8.41	4.55	3.00	2.10	1.66	1.37
Modified Duration (Years) (1)	9.97	6.54	3.93	2.70	1.94	1.55	1.29
First Principal Payment	9/25/20	12/25/11	7/25/09	5/25/08	10/25/07	6/25/07	3/25/07
Last Principal Payment	11/25/22	6/25/17	11/25/11	10/25/09	6/25/08	11/25/07	7/25/07
Principal Window (months)	27	67	29	18	9	6	5

Class A-I-4
Avg. Life (yrs)	21.15	13.77	9.46	5.30	3.17	2.14	1.71
Modified Duration (Years) (1)	11.75	9.17	6.95	4.37	2.81	1.96	1.59
First Principal Payment	11/25/22	6/25/17	11/25/11	10/25/09	6/25/08	11/25/07	7/25/07
Last Principal Payment	3/25/31	4/25/21	9/25/20	8/25/17	2/25/10	5/25/08	11/25/07
Principal Window (months)	101	47	107	95	21	7	5

Class A-I-5
Avg. Life (yrs)	12.23	7.10	6.37	5.93	5.04	3.86	2.69
Modified Duration (Years) (1)	8.52	5.63	5.17	4.86	4.25	3.37	2.42
First Principal Payment	1/25/09	1/25/09	1/25/09	1/25/09	1/25/09	5/25/08	11/25/07
Last Principal Payment	9/25/20	9/25/20	9/25/20	6/25/17	10/25/14	10/25/12	4/25/11
Principal Window (months)	141	141	141	102	70	54	42

(1) Assumes price of 100%.

Class A-II Sensitivity Analysis Table
To 10% Call

Prepayment Assumptions	Draw	0% CPR	30% CPR	35% CPR	40% CPR	45% CPR	50% CPR	55% CPR
Avg. Life (yrs)	0%	16.42	2.42	2.01	1.70	1.46	1.25	1.09
Modified Duration (Years) (1)		10.98	2.16	1.83	1.56	1.35	1.17	1.03
First Principal Payment		1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06
Last Principal Payment		9/25/29	6/25/12	5/25/11	7/25/10	11/25/09	4/25/09	11/25/08
Principal Window (months)		285	78	65	55	47	40	35

Avg. Life (yrs)	10%	16.45	3.32	2.64	2.15	1.78	1.49	1.27
Modified Duration (Years) (1)		11.00	2.87	2.34	1.94	1.63	1.38	1.19
First Principal Payment		1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06
Last Principal Payment		11/25/29	3/25/15	2/25/13	9/25/11	9/25/10	12/25/09	5/25/09
Principal Window (months)		287	111	86	69	57	48	41

Avg. Life (yrs)	15%	16.46	3.96	3.11	2.49	2.02	1.66	1.39
Modified Duration (Years) (1)		11.00	3.37	2.72	2.22	1.83	1.52	1.29
First Principal Payment		1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06
Last Principal Payment		11/25/29	3/25/17	8/25/14	9/25/12	5/25/11	5/25/10	9/25/09
Principal Window (months)		287	135	104	81	65	53	45

Avg. Life (yrs)	20%	16.46	4.78	3.70	2.92	2.33	1.88	1.54
Modified Duration (Years) (1)		11.01	4.00	3.18	2.57	2.09	1.71	1.42
First Principal Payment		1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06
Last Principal Payment		11/25/29	4/25/20	9/25/16	2/25/14	3/25/12	12/25/10	1/25/10
Principal Window (months)		287	172	129	98	75	60	49

Avg. Life (yrs)	25%	16.46	5.85	4.46	3.48	2.74	2.18	1.74
Modified Duration (Years) (1)		11.00	4.83	3.78	3.01	2.42	1.96	1.60
First Principal Payment		1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06
Last Principal Payment		11/25/29	11/25/20	5/25/19	3/25/16	7/25/13	10/25/11	8/25/10
Principal Window (months)		287	179	161	123	91	70	56

(1) Assumes price of 100%.

Class A-II Sensitivity Analysis Table
To Maturity

Prepayment Assumptions	Draw	0% CPR	30% CPR	35% CPR	40% CPR	45% CPR	50% CPR	55% CPR
Avg. Life (yrs)	0%	16.56	2.64	2.19	1.86	1.59	1.37	1.19
Modified Duration (Years) (1)		11.03	2.31	1.95	1.68	1.45	1.26	1.11
First Principal Payment		1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06
Last Principal Payment		5/25/35	7/25/20	2/25/18	4/25/16	11/25/14	8/25/13	8/25/12
Principal Window (months)		353	175	146	124	107	92	80

Avg. Life (yrs)	10%	16.59	3.45	2.79	2.30	1.92	1.62	1.38
Modified Duration (Years) (1)		11.04	2.95	2.44	2.04	1.73	1.48	1.27
First Principal Payment		1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06
Last Principal Payment		6/25/35	9/25/21	10/25/20	8/25/18	9/25/16	1/25/15	9/25/13
Principal Window (months)		354	189	178	152	129	109	93

Avg. Life (yrs)	15%	16.60	4.03	3.21	2.61	2.15	1.79	1.51
Modified Duration (Years) (1)		11.05	3.41	2.77	2.30	1.92	1.62	1.38
First Principal Payment		1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06
Last Principal Payment		6/25/35	3/25/23	11/25/20	4/25/20	11/25/17	1/25/16	5/25/14
Principal Window (months)		354	207	179	172	143	121	101

Avg. Life (yrs)	20%	16.60	4.79	3.75	3.00	2.43	2.00	1.66
Modified Duration (Years) (1)		11.05	4.01	3.21	2.62	2.16	1.80	1.52
First Principal Payment		1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06
Last Principal Payment		6/25/35	10/25/24	2/25/22	11/25/20	5/25/19	2/25/17	4/25/15
Principal Window (months)		354	226	194	179	161	134	112

Avg. Life (yrs)	25%	16.60	5.86	4.47	3.51	2.80	2.27	1.86
Modified Duration (Years) (1)		11.05	4.83	3.78	3.03	2.47	2.03	1.68
First Principal Payment		1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06	1/25/06
Last Principal Payment		6/25/35	4/25/26	8/25/23	4/25/21	11/25/20	6/25/18	5/25/16
Principal Window (months)		354	244	212	184	179	150	125

(1) Assumes price of 100%.

Class A-I-1 Net WAC Rate Schedule
Period	Payment Date	Net WAC Rate (%)(1)
1	1/25/2006	9.38
2	2/25/2006	8.17
3	3/25/2006	9.05
4	4/25/2006	8.17
5	5/25/2006	8.45
6	6/25/2006	8.18
7	7/25/2006	8.45
8	8/25/2006	8.18
9	9/25/2006	8.18
10	10/25/2006	8.45
11	11/25/2006	8.18
12	12/25/2006	8.46
13	1/25/2007	8.19
14	2/25/2007	8.19
15	3/25/2007	9.07
16	4/25/2007	8.19
17	5/25/2007	8.46
18	6/25/2007	8.19
19	7/25/2007	8.47
20	8/25/2007	8.19
21	9/25/2007	8.20
22	10/25/2007	8.47
23	11/25/2007	8.20
24	12/25/2007	8.47
25	1/25/2008	8.20

  Run at the pricing speed to call.

Group II Net WAC Rate Schedule
Period	Payment Date	Net WAC Rate (%)(1)	Period	Payment Date	Net WAC Rate (%)(1)	Period	Payment Date	Net WAC Rate (%)(1)
1	1/25/2006	7.73	36	12/25/2008	8.90	71	11/25/2011	8.61
2	2/25/2006	6.81	37	1/25/2009	8.61	72	12/25/2011	8.90
3	3/25/2006	7.73	38	2/25/2009	8.61	73	1/25/2012	8.61
4	4/25/2006	8.61	39	3/25/2009	9.54	74	2/25/2012	8.61
5	5/25/2006	8.89	40	4/25/2009	8.61	75	3/25/2012	9.21
6	6/25/2006	8.61	41	5/25/2009	8.90	76	4/25/2012	8.61
7	7/25/2006	8.89	42	6/25/2009	8.61	77	5/25/2012	8.90
8	8/25/2006	8.61	43	7/25/2009	8.90	78	6/25/2012	8.61
9	9/25/2006	8.61	44	8/25/2009	8.61	79	7/25/2012	8.90
10	10/25/2006	8.90	45	9/25/2009	8.61	80	8/25/2012	8.61
11	11/25/2006	8.61	46	10/25/2009	8.90	81	9/25/2012	8.61
12	12/25/2006	8.90	47	11/25/2009	8.61
13	1/25/2007	8.61	48	12/25/2009	8.90
14	2/25/2007	8.61	49	1/25/2010	8.61
15	3/25/2007	9.54	50	2/25/2010	8.61
16	4/25/2007	8.61	51	3/25/2010	9.54
17	5/25/2007	8.90	52	4/25/2010	8.61
18	6/25/2007	8.61	53	5/25/2010	8.90
19	7/25/2007	8.90	54	6/25/2010	8.61
20	8/25/2007	8.61	55	7/25/2010	8.90
21	9/25/2007	8.61	56	8/25/2010	8.61
22	10/25/2007	8.90	57	9/25/2010	8.61
23	11/25/2007	8.61	58	10/25/2010	8.90
24	12/25/2007	8.90	59	11/25/2010	8.62
25	1/25/2008	8.61	60	12/25/2010	8.90
26	2/25/2008	8.62	61	1/25/2011	8.61
27	3/25/2008	9.21	62	2/25/2011	8.61
28	4/25/2008	8.62	63	3/25/2011	9.54
29	5/25/2008	8.90	64	4/25/2011	8.61
30	6/25/2008	8.62	65	5/25/2011	8.90
31	7/25/2008	8.90	66	6/25/2011	8.61
32	8/25/2008	8.61	67	7/25/2011	8.90
33	9/25/2008	8.61	68	8/25/2011	8.61
34	10/25/2008	8.90	69	9/25/2011	8.61
35	11/25/2008	8.61	70	10/25/2011	8.90

  Run at the pricing speed to call and assuming Prime stays constant at 7.00%.

Rating Agency Contacts

	name	phone extension
Moody's:	Odile Grisard	(212) 553-1382
S&P:	Mona Solar	(212) 438-2668

GMAC RFC (Graphic Omitted)

Free Writing Prospectus

Part II of II

$279,456,000 (Approximate)

Home Equity Loan-Backed Term Notes,

Series 2005-HSA1

RFMSII Series 2005-HSA1 Trust

Residential Funding Mortgage Securities II, Inc.

Depositor (SEC File No. 333-110340)

Residential Funding Corporation

Seller and Master Servicer

December 15, 2005

GMAC RFC Securities (Graphic Omitted)

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

Expected Timing:	Pricing Date:	On or about December 19, 2005
	Settlement Date:	On or about December 29, 2005
	First Payment Date:	January 25, 2006

Structure:	Fixed and ARMs:	$279,456,000 FGIC Wrap
	Rating Agencies:	Moody's and S&P

Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuer or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The securities may not be suitable for all investors. RFSC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the securities, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the deliver of such preliminary prospectus supplement.

The securities referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such security or any similar security and RFSC's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer for the applicable series and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities of any series, and the characteristics of the home equity loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series. You are advised that securities may not be issued that have the characteristics described in these materials. RFSC's obligation to sell such securities to you is conditioned on the home equity loans and securities having the characteristics described in these materials. If for any reason RFSC does not deliver such securities, RFSC will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer. The information in this free writing prospectus supersedes any information contained in any prior materials relating to the securities.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in securities, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such securities, commodities or derivative instruments. In addition, RFSC may make a market in the securities referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

HOME EQUITY LOAN STATISTICAL INFORMATION

Loan Group I

Credit Score as of the Date of Origination of Group I Loans

Credit Score Ranges	Number of Group I Loans	Cut-off Date Principal Balance	Percent of Loan Group I by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
600 to 619;	5	$225,467	0.13%	$45,093	100.00%	$3,162	20.00%
620 to 639;	64	2,745,054	1.53	42,891	89.77	5,875	18.92
640 to 659;	153	7,271,409	4.06	47,526	90.99	7,910	17.79
660 to 679;	402	20,494,801	11.45	50,982	91.79	7,478	20.23
680 to 699;	726	35,961,018	20.08	49,533	93.66	7,520	18.80
700 to 719;	587	29,700,644	16.59	50,597	94.03	7,330	19.60
720 to 739;	558	28,706,010	16.03	51,444	93.12	8,311	19.22
740 to 759;	445	20,906,593	11.68	46,981	93.79	6,599	18.17
760 to 779;	362	17,259,470	9.64	47,678	93.44	7,027	18.56
780 to 799;	263	11,893,073	6.64	45,221	93.52	6,718	20.64
800 and Greater;	90	3,897,282	2.18	43,303	92.59	6,556	19.62
Total;	3,655	$179,060,819	100.00%	$48,991	93.22%	$7,359	19.17%

As of the cut-off date, the weighted average credit score of the Group I Loans was approximately 718.

Mortgage Rates of Group I Loans

Range of Mortgage Rates (%)	Number of Group I Loans	Cut-off Date Principal Balance	Percent of Loan Group I by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
5.501 to 6.000;	1	$54,036	0.03%	$54,036	735	63.00%	$4,001	18.45%
6.001 to 6.500;	44	1,878,600	1.05	42,695	762	82.74	8,558	16.25
6.501 to 7.000;	232	10,560,225	5.90	45,518	750	87.32	7,469	18.98
7.001 to 7.500;	301	12,686,984	7.09	42,149	739	87.37	6,903	17.85
7.501 to 8.000;	433	20,058,562	11.20	46,325	733	90.54	6,639	19.33
8.001 to 8.500;	322	17,265,956	9.64	53,621	720	91.86	8,098	19.22
8.501 to 9.000;	466	24,703,678	13.80	53,012	723	92.08	7,067	19.66
9.001 to 9.500;	417	19,835,736	11.08	47,568	721	95.13	6,645	18.80
9.501 to 10.000;	467	22,831,173	12.75	48,889	711	95.78	7,314	18.65
10.001 to 10.500;	379	17,780,468	9.93	46,914	701	96.57	6,725	18.93
10.501 to 11.000;	258	14,095,826	7.87	54,635	696	96.58	8,797	19.92
11.001 to 11.500;	103	5,638,251	3.15	54,740	690	97.66	7,512	20.15
11.501 to 12.000;	79	4,779,063	2.67	60,494	697	97.72	7,857	19.76
12.001 to 12.500;	47	2,687,154	1.50	57,173	677	93.36	11,336	24.29
12.501 to 13.000;	30	1,245,387	0.70	41,513	689	95.30	8,908	19.19
13.001 to 13.500;	71	2,801,941	1.56	39,464	681	97.04	8,645	18.73
13.501 to 14.000;	3	62,035	0.03	20,678	677	92.88	4,749	13.67
14.001 to 14.500;	1	84,946	0.05	84,946	670	95.00	21,325	26.32
14.501 to 15.000;	1	10,800	0.01	10,800	669	90.00	3,623	11.11
Total;	3,655	$179,060,819	100.00%	$48,991	718	93.22%	$7,359	19.17%

As of the cut-off date, the weighted average mortgage rate of the Group I Loans was approximately 9.2127% per annum.

Principal Balances of Group I Loans

Range of Principal Balances	Number of Group I Loans	Cut-off Date Principal Balance	Percent of Loan Group I by Cut-off Date Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
$0.01 to $25,000.00;	867	$15,860,148	8.86%	721	92.40%	$5,207	14.08%
$25,000.01 to $50,000.00;	1,480	54,032,421	30.18	718	94.26	5,368	17.08
$50,000.01 to $75,000.00;	695	42,771,024	23.89	717	94.36	6,572	18.62
$75,000.01 to $100,000.00;	366	32,112,150	17.93	719	92.62	8,258	20.92
$100,000.01 to $125,000.00;	111	12,406,117	6.93	716	94.40	8,929	22.39
$125,000.01 to $150,000.00;	77	10,704,339	5.98	719	89.46	12,829	23.52
$150,000.01 to $175,000.00;	27	4,341,817	2.42	723	88.89	10,661	21.66
$175,000.01 to $200,000.00;	23	4,333,659	2.42	715	90.91	13,405	27.54
$225,000.01 to $250,000.00;	6	1,466,394	0.82	715	91.06	18,399	28.27
$275,000.01 to $300,000.00;	1	298,978	0.17	651	80.00	26,963	18.75
Greater than $300,000.00;	2	733,772	0.41	666	78.46	22,234	41.58
Total;	3,655	$179,060,819	100.00%	718	93.22%	$7,359	19.17%

As of the cut-off date, the average unpaid principal balance of the Group I Loans was approximately $48,991.

Original Combined LTV Ratios of Group I Loans

Range of Combined LTV Ratios (%)	Number of Group I Loans	Cut-off Date Principal Balance	Percent of Loan Group I by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Residual Income	Weighted Average Junior Ratio
00.01 - 10.00;	1	$45,000	0.03%	$45,000	699	$4,092	82.83%
10.01 to 20.00;	2	182,246	0.10	91,123	718	9,957	89.03
20.01 to 30.00;	1	99,148	0.06	99,148	774	5,332	NA
30.01 to 40.00;	2	102,175	0.06	51,087	698	5,971	22.13
40.01 to 50.00;	9	623,457	0.35	69,273	692	7,011	25.68
50.01 to 60.00;	19	1,326,700	0.74	69,826	711	7,993	27.11
60.01 to 70.00;	44	3,355,737	1.87	76,267	713	8,072	24.64
70.01 to 75.00;	42	3,415,235	1.91	81,315	716	8,409	27.38
75.01 to 80.00;	114	8,724,478	4.87	76,531	707	11,565	23.03
80.01 to 85.00;	121	5,593,444	3.12	46,227	708	8,604	18.41
85.01 to 90.00;	1,105	42,585,426	23.78	38,539	718	9,034	14.65
90.01 to 95.00;	685	30,904,798	17.26	45,116	725	7,473	17.69
95.01 to 100.00;	1,510	82,102,975	45.85	54,373	717	5,912	20.80
Total;	3,655	$179,060,819	100.00%	$48,991	718	$7,359	19.17%

At origination, the weighted average combined LTV ratio of the Group I Loans was approximately 93.22%.

Junior Ratios of Group I Loans

Range of Junior Ratios (%)	Number of Group I Loans	Cut-off Date Principal Balance	Percent of Loan Group I by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income
0.01 to 5.00;	16	$215,167	0.12%	$13,448	722	78.08%	$6,650
5.01 to 10.00;	143	3,923,065	2.20	27,434	720	84.92	8,710
10.01 to 15.00;	987	34,027,782	19.07	34,476	716	88.58	8,663
15.01 to 20.00;	2,035	105,197,652	58.95	51,694	719	97.19	6,601
20.01 to 25.00;	241	15,491,059	8.68	64,278	713	89.96	9,226
25.01 to 30.00;	114	9,066,019	5.08	79,526	714	88.67	7,930
30.01 to 40.00;	78	6,728,748	3.77	86,266	715	84.27	6,980
40.01 to 50.00;	19	1,705,798	0.96	89,779	719	77.35	6,260
50.01 to 60.00;	9	1,166,099	0.65	129,567	722	83.58	10,511
60.01 to 70.00;	4	548,788	0.31	137,197	769	85.43	5,087
70.01 to 80.00;	1	197,443	0.11	197,443	711	90.00	11,659
80.01 to 90.00;	1	45,000	0.03	45,000	699	8.00	4,092
90.01 to 100.00;	1	149,739	0.08	149,739	725	18.00	11,720
Total;	3,649	$178,462,359	100.00%	$48,907	718	93.30%	$7,368

•;The preceding table excludes Group I Loans secured by first liens on the related mortgaged property. With respect to each Group I Loan secured by a second lien on the related mortgaged property, the junior ratio is the ratio of the original principal balance of such Group I Loan to the sum of (i) the original principal balance of such Group I Loan, and (ii) the unpaid principal balance of any senior lien at the time of the origination of such Group I Loan.

•;As of the cut-off date, the weighted average junior ratio of the Group I Loans was approximately 19.17%.

Original Term to Scheduled Maturity of Group I Loans

Range of Months Remaining to Maturity	Number of Group I Loans	Cut-off Date Principal Balance	Percent of Loan Group I by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
1 - 96;	1	$55,946	0.03%	$55,946	710	100.00%	$4,163	20.00%
109 - 120;	9	390,954	0.22	43,439	734	74.47	5,543	33.88
169 - 180;	3,176	151,335,906	84.52	47,650	718	93.65	7,358	19.06
181 - 288;	113	6,174,604	3.45	54,643	719	79.39	8,007	21.90
289 - 300;	306	18,759,178	10.48	61,305	717	94.56	7,223	18.76
301 and Over;	50	2,344,231	1.31	46,885	714	94.54	7,095	20.18
Total;	3,655	$179,060,819	100.00%	$48,991	718	93.22%	$7,359	19.17%

As of the cut-off date, the weighted average original term to maturity of the Group I Loans was approximately 197 months.

Remaining Term of Scheduled Maturity of Group I Loans

Range of Months Remaining to Maturity	Number of Group I Loans	Cut-off Date Principal Balance	Percent of Loan Group I by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
1 - 96;	1	$55,946	0.03%	$55,946	710	100.00%	$4,163	20.00%
109 - 120;	9	390,954	0.22	43,439	734	74.47	5,543	33.88
157 - 168;	4	205,811	0.11	51,453	671	88.87	10,139	15.22
169 - 180;	3,172	151,130,095	84.40	47,645	718	93.65	7,354	19.07
181 - 288;	113	6,174,604	3.45	54,643	719	79.39	8,007	21.90
289.- 300;	306	18,759,178	10.48	61,305	717	94.56	7,223	18.76
301 and Over	50	2,344,231	1.31	46,885	714	94.54	7,095	20.18
Totals:	3,655	$179,060,819	100.00%	$48,991	718	93.22%	$7,359	19.17%

As of the cut-off date, the weighted average remaining term to maturity of the Group I Loans was approximately 195 months.

Year of Origination of Group I Loans

Year of Origination	Number of Group I Loans	Cut-off Date Principal Balance	Percent of Loan Group I by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
2004;	8	$506,027	0.28%	$63,253	696	85.33%	$12,036	21.06%
2005;	3,647	178,554,792	99.72	48,959	718	93.24	7,347	19.17
Total;	3,655	$179,060,819	100.00%	$48,991	718	93.22%	$7,359	19.17%

Geographic Distribution of the Mortgaged Properties of Group I Loans

State	Number of Group I Loans	Cut-off Date Principal Balance	Percent of Loan Group I by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Alaska;	2	$70,483	0.04%	$35,242	706	100.00%	$4,027	20.00%
Alabama;	17	621,968	0.35	36,586	729	93.90	6,545	16.05
Arkansas;	2	55,547	0.03	27,773	738	96.25	6,941	16.52
Arizona;	175	8,900,086	4.97	50,858	716	94.39	8,311	19.12
California;	562	43,420,161	24.25	77,260	717	90.62	7,716	19.44
Colorado;	168	7,572,887	4.23	45,077	721	93.54	6,225	19.41
Connecticut;	26	1,589,696	0.89	61,142	704	94.21	7,827	18.41
District of Columbia;	14	893,248	0.50	63,803	700	83.58	9,299	16.13
Delaware;	7	268,603	0.15	38,372	693	94.68	5,450	16.39
Florida;	231	10,543,771	5.89	45,644	715	92.80	10,248	20.69
Georgia;	111	4,455,358	2.49	40,138	698	96.22	8,428	19.02
Hawaii;	14	1,023,679	0.57	73,120	726	88.92	9,318	15.92
Iowa;	4	118,432	0.07	29,608	693	91.12	3,837	22.99
Idaho;	19	680,924	0.38	35,838	720	93.22	6,465	23.85
Illinois;	81	3,097,709	1.73	38,243	708	94.63	5,161	17.26
Indiana;	20	557,094	0.31	27,855	695	96.06	4,801	23.36
Kansas;	14	552,773	0.31	39,484	707	96.03	6,299	19.18
Kentucky;	7	215,625	0.12	30,804	686	98.16	3,617	21.52
Louisiana;	9	178,125	0.10	19,792	707	94.59	4,387	15.21
Massachusetts;	32	1,786,477	1.00	55,827	716	92.35	6,705	23.58
Maryland;	98	5,452,458	3.05	55,637	715	92.44	6,406	18.03
Maine;	3	131,702	0.07	43,901	726	84.55	5,618	22.11
Michigan;	69	2,271,014	1.27	32,913	710	94.72	5,832	19.40
Minnesota;	54	2,646,511	1.48	49,009	720	95.64	7,498	20.07
Missouri;	29	905,021	0.51	31,208	705	94.85	7,220	18.15
Mississippi;	1	14,794	0.01	14,794	749	100.00	1,633	20.00
Montana;	6	207,950	0.12	34,658	728	85.90	5,843	19.33
North Carolina;	35	1,306,690	0.73	37,334	708	90.22	6,642	17.13
Nebraska;	2	54,034	0.03	27,017	711	98.49	5,376	17.71
New Hampshire;	6	216,041	0.12	36,007	732	94.31	4,249	15.02
New Jersey;	82	4,680,710	2.61	57,082	711	94.79	6,977	18.48
New Mexico;	26	742,479	0.41	28,557	712	95.61	4,973	18.21
Nevada;	199	11,945,966	6.67	60,030	702	94.94	8,390	20.67
New York;	61	3,829,668	2.14	62,781	710	93.44	6,323	18.87
Ohio;	41	1,801,619	1.01	43,942	713	93.83	8,671	21.26
Oklahoma;	25	900,036	0.50	36,001	714	95.86	6,933	20.64
Oregon;	79	3,094,539	1.73	39,171	722	92.19	6,989	18.89
Pennsylvania;	49	1,772,602	0.99	36,176	723	92.88	5,626	22.59
Rhode Island;	10	473,497	0.26	47,350	723	95.92	5,195	22.13
South Carolina;	16	498,071	0.28	31,129	687	98.37	3,627	20.55
South Dakota;	1	23,809	0.01	23,809	687	95.00	5,019	15.79
Tennessee;	19	543,155	0.30	28,587	727	96.12	5,355	18.33
Texas;	835	29,376,693	16.41	35,182	735	94.24	7,013	18.20
Utah;	68	2,439,192	1.36	35,870	718	94.25	6,787	17.55
Virginia;	138	8,641,560	4.83	62,620	720	93.86	7,349	17.67
Washington;	170	7,886,360	4.40	46,390	717	95.48	5,867	19.37
Wisconsin;	14	488,813	0.27	34,915	713	96.04	4,114	18.00
West Virginia;	1	54,800	0.03	54,800	667	91.00	6,553	45.93
Wyoming;	3	58,389	0.03	19,463	729	100.00	2,589	20.00
Total;	3,655	$179,060,819	100.00%	$48,991	718	93.22%	$7,359	19.17%

Property Types of Group I Loans

Property Type	Number of Group I Loans	Cut-off Date Principal Balance	Percent of Loan Group I by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Single Family Residence;	2,015	$100,259,364	55.99%	$49,757	717	92.46%	$7,219	19.89%
PUD Detached;	984	49,266,918	27.51	50,068	719	94.01	8,009	18.39
Condominium;	328	14,137,895	7.90	43,103	719	94.50	7,138	18.29
PUD Attached;	150	6,943,132	3.88	46,288	724	96.06	5,527	18.32
Multifamily (2-4 Units);	144	6,924,335	3.87	48,086	717	93.45	7,309	16.78
Townhouse/Rowhouse Attached;	34	1,529,176	0.85	44,976	718	92.26	6,261	20.14
Total;	3,655	$179,060,819	100.00%	$48,991	718	93.22%	$7,359	19.17%

Purpose of Group I Loans

Purpose	Number of Group I Loans	Cut-off Date Principal Balance	Percent of Loan Group I by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Purchase Money;	2,654	$125,350,329	70.00%	$47,231	722	96.14%	$7,353	18.35%
Cash;	401	22,815,442	12.74	56,896	704	85.52	7,457	20.95
Rate/Term Refinance;	370	16,408,726	9.16	44,348	708	90.36	7,415	18.01
Debt Consolidation;	171	10,027,200	5.60	58,639	702	85.18	6,665	24.72
Home Improvement;	41	3,055,050	1.71	74,513	727	80.24	8,276	24.69
Texas Cashout;	14	1,111,021	0.62	79,359	743	72.77	9,299	32.19
Asset Acquisition;	1	54,753	0.03	54,753	792	88.00	3,532	32.28
Other;	3	238,300	0.13	79,433	738	93.35	7,260	14.99
Total;	3,655	$179,060,819	100.00%	$48,991	718	93.22%	$7,359	19.17%

Lien Priority of Group I Loans

Lien Priority	Number of Group I Loans	Cut-off Date Principal Balance	Percent of Loan Group I by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
First Lien;	6	$598,461	0.33%	$99,743	744	71.05%	$4,876	NA
Second Lien;	3,649	178,462,359	99.67	48,907	718	93.30	7,368	19.17%
Total;	3,655	$179,060,819	100.00%	$48,991	718	93.22%	$7,359	19.17%

Occupancy Types of Group I Loans

Occupancy (as indicated by Borrower)	Number of Group I Loans	Cut-off Date Principal Balance	Percent of Loan Group I by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Primary;	3,175	$163,855,020	91.51%	$51,608	717	93.47%	$6,921	19.35%
Non-Owner Occupied;	370	10,907,808	6.09	29,481	717	90.17	12,734	17.78
2nd Vacation;	110	4,297,992	2.40	39,073	730	91.53	11,194	15.90
Total;	3,655	$179,060,819	100.00%	$48,991	718	93.22%	$7,359	19.17%

Debt-to-Income Ratios of Group I Loans

Range of Debt-to-Income Ratios (%)	Number of Group I Loans	Cut-off Date Principal Balance	Percent of Loan Group I by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
0 to 5.00;	4	$143,642	0.08%	$35,911	754	93.23%	$49,763	21.20%
5.01 to 10.00;	6	289,994	0.16	48,332	717	89.79	15,853	16.20
10.01 to 15.00;	37	1,179,076	0.66	31,867	727	88.34	18,984	17.40
15.01 to 20.00;	77	2,676,509	1.49	34,760	732	92.69	12,308	18.95
20.01 to 25.00;	157	5,819,367	3.25	37,066	727	90.69	10,785	17.63
25.01 to 30.00;	312	13,694,744	7.65	43,893	729	92.05	11,253	19.38
30.01 to 35.00;	583	26,772,482	14.95	45,922	716	93.00	8,439	18.39
35.01 to 40.00;	892	43,676,331	24.39	48,964	717	93.56	7,103	19.47
40.01 to 45.00;	1,057	58,500,512	32.67	55,346	715	93.59	5,874	19.70
45.01 to 50.00;	271	12,667,236	7.07	46,743	718	94.33	4,461	19.18
50.01 to 55.00;	24	990,410	0.55	41,267	680	96.48	4,470	20.63
Subtotal with Debt-to-Income Ratios;	3,420	166,410,304	92.94	48,658	718	93.27	7,359	19.26
Not Available;	235	12,650,516	7.06	53,832	717	92.55	NA	17.94
Total;	3,655	$179,060,819	100.00%	$48,991	718	93.22%	$7,359	19.17%

As of the cut-off date, the weighted average debt-to-income ratio of the Group I Loans was approximately 38.12%.

Residual Income of Group I Loans

Range of Residual Income Balances	Number of Group I Loans	Cut-off Date Principal Balance	Percent of Loan Group I by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Junior Ratio
Less than $1,500;	22	$509,885	0.28%	$23,177	702	93.91%	22.13%
1,500 to 1,999;	96	2,321,234	1.30	24,180	719	93.86	20.37
2,000 to 2,999;	455	14,223,856	7.94	31,261	719	95.96	20.67
3,000 to 3,999;	619	24,979,640	13.95	40,355	720	94.19	20.15
4,000 to 4,999;	539	23,755,047	13.27	44,072	717	94.63	19.02
5,000 to 5,999;	441	22,681,951	12.67	51,433	716	93.92	19.60
$6,000 and Greater;	1,248	77,938,692	43.53	62,451	718	91.86	18.65
Subtotal with Residual Income;	3,420	166,410,304	92.94	48,658	718	93.27	19.27
Not Available;	235	12,650,516	7.06	53,832	717	92.55	17.94
Total;	3,655	$179,060,819	100.00%	$48,991	718	93.22%	19.17%

As of the cut-off date, the weighted average residual income of the mortgagors for the Group I Loans was $7,359.

Prepayment Penalty Terms of Group I Loans

Prepayment Term (months)	Number of Group I Loans	Cut-off Date Principal Balance	Percent of Loan Group I by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
None;	3,272	$157,106,648	87.74%	$48,015	720	92.95%	$7,384	18.96%
12;	100	6,466,901	3.61	64,669	704	96.51	8,012	19.75
24;	96	5,154,606	2.88	53,694	698	96.34	7,413	21.61
36;	156	8,142,399	4.55	52,195	704	93.36	5,785	21.17
60;	9	464,343	0.26	51,594	713	97.47	10,792	17.80
Other;	22	1,725,922	0.96	78,451	710	94.61	9,220	20.04
Total;	3,655	$179,060,819	100.00%	$48,991	718	93.22%	$7,359	19.17%

Other means not 0, 12, 24, 36 or 60 months and not more than 60 months.

Documentation Types of Group I Loans

Documentation Type	Number of Group I Loans	Cut-off Date Principal Balance	Percent of Loan Group I by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Full Documentation;	711	$26,988,060	15.07%	$37,958	737	92.74%	$5,867	18.63%
Reduced Documentation;	2,698	139,549,679	77.93	51,723	714	93.35	7,666	19.33
Stated Income / Stated Asset, No Income / No Asset, No Documentation;	246	12,523,081	6.99	50,907	721	92.82	7,337	18.51
Total;	3,655	$179,060,819	100.00%	$48,991	718	93.22%	$7,359	19.17%

Loan Group II

Credit Score as of the Date of Origination of Group II Loans

Credit Score Ranges	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
620 to 639;	48	$1,972,927	1.95%	$41,103	72.21%	$6,727	20.38%
640 to 659;	63	2,524,887	2.50	40,078	73.59	7,189	17.94
660 to 679;	211	10,133,076	10.03	48,024	86.56	8,857	13.76
680 to 699;	329	18,031,263	17.84	54,806	87.88	8,501	20.04
700 to 719;	369	22,385,530	22.15	60,665	92.18	7,897	19.74
720 to 739;	296	16,227,245	16.06	54,822	92.07	7,739	17.91
740 to 759;	224	13,841,835	13.70	61,794	92.96	7,228	19.40
760 to 779;	142	8,546,866	8.46	60,189	89.15	7,768	20.30
780 to 799;	85	5,276,829	5.22	62,080	86.15	8,505	20.22
Greater than or equal to 800;	32	2,115,002	2.09	66,094	90.40	6,754	25.14
Total;	1,799	$101,055,458	100.00%	$56,173	89.39%	$7,940	19.03%

As of the cut-off date, the weighted average credit score of the Group II Loans was approximately 718.

Credit Limit Utilization Rates of Group II Loans

Range of Credit Limit Utilization Rates (%)	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
00.01 to 10.00;	24	$113,764	0.11%	$4,740	704	76.85%	$8,682	22.42%
10.01 to 20.00;	33	381,061	0.38	11,547	716	77.06	7,908	26.93
20.01 to 30.00;	27	434,575	0.43	16,095	724	78.57	5,315	27.15
30.01 to 40.00;	30	832,758	0.82	27,759	705	76.45	8,429	30.31
40.01 to 50.00;	22	601,325	0.60	27,333	706	85.55	6,730	18.94
50.01 to 60.00;	26	904,729	0.90	34,797	721	77.78	9,448	21.40
60.01 to 70.00;	16	696,101	0.69	43,506	702	71.97	8,020	30.39
70.01 to 80.00;	26	1,174,924	1.16	45,189	721	81.30	8,090	18.12
80.01 to 90.00;	20	1,078,955	1.07	53,948	694	79.31	7,912	18.15
90.01 to 100.00;	1,572	94,734,206	93.74	60,263	719	91.20	7,939	18.21
100.01 to 110.00;	3	103,061	0.10	34,354	683	85.21	7,435	19.29
Total;	1,799	$101,055,458	100.00%	$56,173	718	89.39%	$7,940	19.03%

As of the cut-off date, the weighted average credit limit utilization rate based on the credit limits of the Group II Loans was approximately 91.66%.

Credit Limits of Group II Loans

Range of Credit Limit	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
$0.01 to $25,000.00;	223	$3,885,085	3.84%	$17,422	712	85.90%	$4,439	10.70%
$25,000.01 to $50,000.00;	651	23,446,655	23.20	36,016	708	89.70	5,428	14.69
$50,000.01 to $75,000.00;	454	26,904,324	26.62	59,261	715	90.05	7,192	17.17
$75,000.01 to $100,000.00;	286	22,693,755	22.46	79,349	728	91.50	7,698	20.80
$100,000.01 to $125,000.00;	67	7,314,270	7.24	109,168	727	94.56	9,444	20.63
$125,000.01 to $150,000.00;	71	9,575,931	9.48	134,872	721	87.55	11,858	24.95
$150,000.01 to $175,000.00;	19	2,777,028	2.75	146,159	719	86.97	12,650	23.46
$175,000.01 to $200,000.00;	24	3,706,161	3.67	154,423	732	74.57	15,107	31.56
$225,000.01 to $250,000.00;	3	485,750	0.48	161,917	691	79.71	21,932	32.53
$250,000.01 to $275,000.00;	1	266,500	0.26	266,500	733	86.00	19,905	21.04
Total;	1,799	$101,055,458	100.00%	$56,173	718	89.39%	$7,940	19.03%

As of the cut-off date, the total credit limits of Group II Loans was approximately $110,248,298.

Mortgage Rates of Group II Loans

Range of Mortgage Rates (%)	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
5.001 to 5.500;	296	$15,821,330	15.66%	$53,450	710	85.28%	$8,358	18.95%
5.501 to 6.000;	518	27,275,933	26.99	52,656	710	86.06	8,257	18.82
6.001 to 6.500;	11	530,424	0.52	48,220	696	84.44	7,553	18.77
6.501 to 7.000;	27	1,478,024	1.46	54,742	731	89.27	6,832	27.00
7.001 to 7.500;	25	1,393,543	1.38	55,742	739	79.63	9,334	26.02
7.501 to 8.000;	60	3,775,154	3.74	62,919	727	79.74	9,085	21.12
8.001 to 8.500;	91	4,718,750	4.67	51,854	722	85.62	8,776	19.12
8.501 to 9.000;	207	14,602,825	14.45	70,545	742	94.86	7,358	19.12
9.001 to 9.500;	194	12,358,678	12.23	63,705	726	96.51	7,440	18.28
9.501 to 10.000;	129	6,461,447	6.39	50,089	731	93.53	7,052	19.04
10.001 to 10.500;	123	6,627,938	6.56	53,886	707	93.63	7,692	16.71
10.501 to 11.000;	87	4,698,087	4.65	54,001	694	95.62	7,488	18.51
11.001 to 11.500;	22	912,865	0.90	41,494	676	93.48	8,956	17.05
11.501 to 12.000;	4	177,362	0.18	44,341	676	92.71	8,493	13.52
12.001 to 12.500;	3	153,100	0.15	51,033	666	96.22	5,943	16.51
12.501 to 13.000;	2	70,000	0.07	35,000	633	88.57	5,924	10.90
Total;	1,799	$101,055,458	100.00%	$56,173	718	89.39%	$7,940	19.03%

As of the cut-off date, the weighted average mortgage rate of the Group II Loans was approximately 7.6855% per annum.

Maximum Loan Rates of Group II Loans

Maximum Loan Rates (%)	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Average Principal Balance	Number of Group II Loans	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
14.00;	4	221,980	0.22	55,495	704	96.79	8,423	22.52
16.00;	12	469,467	0.46	39,122	714	93.67	8,546	15.94
18.00;	995	56,507,744	55.92	56,792	722	90.46	7,667	19.57
20.00;	2	58,180	0.06	29,090	708	100.00	4,224	17.90
21.00;	24	1,263,313	1.25	52,638	720	94.05	8,906	20.66
21.75;	23	854,815	0.85	37,166	710	92.97	5,599	15.77
22.20;	8	479,939	0.47	59,992	715	93.89	10,584	30.13
24.00;	678	38,713,974	38.31	57,100	713	87.55	8,401	18.05
25.00;	53	2,486,046	2.46	46,907	731	88.46	6,709	20.46
Total;	1,799	$101,055,458	100.00%	$56,173	718	89.39%	$7,940	19.03%

As of the cut-off date, the weighted average maximum loan rate of Group II Loans was approximately 20.543%.

Original Combined LTV Ratios of Group II Loans

Range of Combined LTV Ratios (%)	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Residual Income	Weighted Average Junior Ratio
10.01 to 20.00;	2	$95,000	0.09%	$47,500	693	$3,325	NA
20.01 to 30.00;	5	487,682	0.48	97,536	768	14,110	23.78
30.01 to 40.00;	5	258,975	0.26	51,795	721	6,595	55.26
40.01 to 50.00;	12	824,839	0.82	68,737	745	6,466	42.29
50.01 to 60.00;	27	1,603,168	1.59	59,377	707	9,964	26.18
60.01 to 70.00;	68	2,636,783	2.61	38,776	684	7,277	26.50
70.01 to 75.00;	46	2,275,394	2.25	49,465	692	12,405	15.92
75.01 to 80.00;	153	8,526,209	8.44	55,727	703	8,874	23.70
80.01 to 85.00;	96	3,419,996	3.38	35,625	706	7,528	13.00
85.01 to 90.00;	679	35,101,071	34.73	51,695	712	9,215	14.34
90.01 to 95.00;	129	8,279,522	8.19	64,182	727	7,123	20.14
95.01 to 100.00;	577	37,546,821	37.15	65,072	731	6,417	20.58
Total;	1,799	$101,055,458	100.00%	$56,173	718	$7,940	19.03%

At origination, the weighted average combined LTV ratio based on the credit limits of the Group II Loans was approximately 89.39%.

Junior Ratios of Group II Loans

Range of Junior Ratios (%)	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income
0.01 to 5.00;	28	$375,279	0.37%	$13,403	698	76.09%	$6,060
5.01 to 10.00;	181	5,845,988	5.81	32,298	692	79.88	9,525
10.01 to 15.00;	590	26,122,766	25.96	44,276	710	87.79	8,432
15.01 to 20.00;	741	49,113,733	48.81	66,280	727	95.59	7,705
20.01 to 25.00;	119	8,742,163	8.69	73,464	717	87.73	7,990
25.01 to 30.00;	44	3,253,204	3.23	73,936	719	82.13	7,083
30.01 to 40.00;	54	4,224,457	4.20	78,231	714	81.35	7,217
40.01 to 50.00;	22	1,626,153	1.62	73,916	718	74.88	5,661
50.01 to 60.00;	9	792,753	0.79	88,084	705	74.46	5,653
60.01 to 70.00;	3	266,306	0.26	88,769	711	48.44	6,947
90.01 to 100.00;	2	263,842	0.26	131,921	789	53.49	4,384
Total;	1,793	$100,626,644	100.00%	$56,122	718	89.65%	$7,918

•;The preceding table excludes Group II Loans secured by first liens on the related mortgaged property. With respect to each Group II Loan secured by a second lien on the related mortgaged property, the junior ratio is defined as the ratio of the credit limits of the second lien Group II Loans to the sum of (a) the credit limits of the second lien Group II Loans, and (b) the unpaid principal balance of any senior lien at the time of origination of the second lien Group II Loan.

•;As of the cut-off date, the weighted average junior ratio based on the credit limits of the Group II Loans secured by a second lien was approximately 19.03%.

Remaining Term of Scheduled Maturity of Group II Loans

Range of Months Remaining to Scheduled Maturity	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
145 to 156;	1	$10,000	0.01%	$10,000	793	80.00%	$5,303	6.29%
157 to 168;	3	114,591	0.11	38,197	741	75.95	5,607	15.73
169 to 180;	829	46,869,308	46.38	56,537	714	87.62	8,661	19.50
181 to 288;	47	2,152,561	2.13	45,799	708	84.89	6,631	19.47
289 to 300;	747	43,889,727	43.43	58,755	725	91.71	7,288	18.63
301 and Over;	172	8,019,272	7.94	46,624	714	89.10	7,682	18.44
Total;	1,799	$101,055,458	100.00%	$56,173	718	89.39%	$7,940	19.03%

The weighted average remaining term to stated maturity of the Group II Loans as of the cut-off date was approximately 246 months.

Year of Origination of Group II Loans

Year of Origination	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
2003;	1	$10,000	0.01%	$10,000	793	80.00%	$5,303	6.29%
2004;	6	196,143	0.19	32,691	738	71.77	4,849	22.11
2005;	1,792	100,849,315	99.80	56,278	718	89.45	7,947	19.02
Total;	1,799	$101,055,458	100.00%	$56,173	718	89.39%	$7,940	19.03%

Geographic Distributions of the Mortgaged Properties of Group II Loans

State	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Alaska;	1	$90,000	0.09%	$90,000	752	100.00%	$5,963	20.00%
Alabama;	10	338,470	0.33	33,847	714	95.77	4,785	19.10
Arizona;	133	7,301,798	7.23	54,901	717	90.11	8,994	19.85
California;	783	47,946,488	47.45	61,234	716	88.36	8,014	17.05
Colorado;	57	2,987,253	2.96	52,408	731	94.37	6,317	19.66
Connecticut;	11	473,992	0.47	43,090	729	90.02	8,229	16.41
District of Columbia;	3	257,899	0.26	85,966	733	82.40	4,790	17.65
Florida;	156	8,592,737	8.50	55,082	712	88.91	9,511	22.24
Georgia;	21	924,246	0.91	44,012	727	94.29	6,621	21.33
Hawaii;	4	262,200	0.26	65,550	761	74.12	7,856	19.91
Idaho;	10	336,758	0.33	33,676	749	87.79	5,639	20.60
Illinois;	32	1,550,370	1.53	48,449	712	86.84	8,411	16.93
Indiana;	7	176,840	0.17	25,263	699	88.98	3,929	44.06
Kansas;	8	357,486	0.35	44,686	721	99.33	6,141	21.37
Kentucky;	8	391,850	0.39	48,981	758	80.17	10,914	19.56
Louisiana;	7	251,102	0.25	35,872	713	90.97	5,700	22.82
Massachusetts;	21	1,592,004	1.58	75,810	713	86.04	8,405	24.80
Maryland;	31	1,947,687	1.93	62,829	730	92.30	9,437	16.67
Michigan;	40	1,287,675	1.27	32,192	715	87.35	4,704	24.53
Minnesota;	30	1,071,335	1.06	35,711	707	90.99	5,380	16.06
Missouri;	11	441,479	0.44	40,134	722	88.64	9,242	15.93
Mississippi;	1	31,800	0.03	31,800	712	100.00	3,074	20.00
Montana;	3	140,700	0.14	46,900	701	91.83	8,288	22.10
North Carolina;	13	493,346	0.49	37,950	715	93.96	8,275	16.13
Nebraska;	5	148,824	0.15	29,765	722	98.48	4,115	18.70
New Hampshire;	3	121,671	0.12	40,557	714	94.95	4,527	22.67
New Jersey;	55	3,101,908	3.07	56,398	724	91.47	8,552	17.15
New Mexico;	1	103,500	0.10	103,500	706	90.00	19,879	13.74
Nevada;	49	3,101,627	3.07	63,299	730	94.61	7,498	21.37
New York;	27	1,372,241	1.36	50,824	725	86.72	5,873	16.51
Ohio;	17	748,228	0.74	44,013	725	96.10	7,945	19.13
Oklahoma;	3	210,102	0.21	70,034	707	97.20	9,830	22.13
Oregon;	29	1,476,544	1.46	50,915	745	80.12	6,504	31.03
Pennsylvania;	15	860,407	0.85	57,360	714	88.99	10,646	24.03
Rhode Island;	6	389,072	0.39	64,845	724	82.72	9,276	30.80
South Carolina;	9	438,599	0.43	48,733	706	85.47	6,077	35.12
South Dakota;	1	29,695	0.03	29,695	705	100.00	5,481	20.00
Tennessee;	5	240,694	0.24	48,139	707	96.65	8,059	22.00
Utah;	14	584,779	0.58	41,770	737	92.53	4,666	19.22
Virginia;	66	4,506,969	4.46	68,287	717	94.07	7,332	18.92
Vermont;	3	101,282	0.10	33,761	724	89.66	9,193	12.60
Washington;	81	3,861,586	3.82	47,674	725	90.07	6,181	21.48
Wisconsin;	7	321,465	0.32	45,924	717	97.10	5,830	22.40
Wyoming;	2	90,750	0.09	45,375	760	90.53	13,205	12.45
1,799	$101,055,458	100.00%	$56,173	718	89.39%	$7,940	19.03%

Property Types of Group II Loans

Property Type	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Single Family Residence;	1,124	$59,969,207	59.34%	$53,353	717	88.18%	$7,626	19.29%
PUD Detached;	344	22,911,168	22.67	66,602	723	90.68	9,457	18.99
Condominium;	208	11,440,996	11.32	55,005	718	90.88	7,476	18.25
PUD Attached;	62	3,418,023	3.38	55,129	715	93.78	6,191	18.82
Multifamily (2-4 Units);	33	1,832,579	1.81	55,533	719	94.19	5,955	16.58
Townhouse/ Rowhouse Attached;	28	1,483,486	1.47	52,982	723	95.18	7,303	17.82
Total;	1,799	$101,055,458	100.00%	$56,173	718	89.39%	$7,940	19.03%

Lien Priority of Group II Loans

Lien Priority	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
First Lien;	6	$428,814	0.42%	$71,469	736	43.08%	$13,204	NA
Second Lien;	1,793	100,626,644	99.58	56,122	718	89.65	7,918	19.03
Total;	1,799	$101,055,458	100.00%	$56,173	718	89.39%	$7,940	19.03%

Occupancy Types of Group II Loans

Occupancy (as indicated by Borrower)	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Primary;	1,748	$98,846,743	97.81%	$56,548	718	89.46%	$7,835	19.14%
2nd or Vacation;	50	2,121,216	2.10	42,424	741	86.22	12,664	13.90
Non-Owner Occupied;	1	87,500	0.09	87,500	661	90.00	12,023	11.11
Total;	1,799	$101,055,458	100.00%	$56,173	718	89.39%	$7,940	19.03%

Principal Balances of Group II Loans

Range of Principal Balances	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
$0.01 to $25,000.00;	332	$5,422,726	5.37%	711	82.24%	$5,022	17.43%
$25,000.01 to $50,000.00;	626	23,897,023	23.65	708	89.45	5,466	15.94
$50,000.01 to $75,000.00;	430	27,043,649	26.76	716	89.93	7,308	18.23
$75,000.01 to $100,000.00;	246	21,603,599	21.38	728	93.07	7,857	20.22
$100,000.01 to $125,000.00;	64	7,249,382	7.17	726	94.11	9,527	21.12
$125,000.01 to $150,000.00;	66	9,358,797	9.26	722	88.69	11,841	23.31
$150,000.01 to $175,000.00;	17	2,786,608	2.76	719	88.36	12,738	20.76
$175,000.01 to $200,000.00;	15	2,948,424	2.92	736	76.96	15,581	28.71
$225,000.01 to $250,000.00;	2	478,750	0.47	690	79.56	22,051	28.31
$250,000.01 to $275,000.00;	1	266,500	0.26	733	86.00	19,905	21.04
Total;	1,799	$101,055,458	100.00%	718	89.39%	$7,940	19.03%

;As of the cut-off date, the average unpaid principal balance of the Group II Loans was approximately $56,173.

Gross Margins of Group II Loans

Range of Gross Margins (%)	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
0.000;	1	$45,294	0.04%	$45,294	784	95.00%	$11,029	15.79%
0.001 to 0.500;	34	1,487,974	1.47	43,764	727	70.84	7,825	27.82
0.501 to 1.000;	105	6,939,094	6.87	66,087	737	74.69	9,777	23.99
1.001 to 1.500;	144	7,493,546	7.42	52,039	714	75.98	8,161	24.20
1.501 to 2.000;	222	14,184,800	14.04	63,895	724	87.32	8,519	19.27
2.001 to 2.500;	294	18,410,327	18.22	62,620	731	94.87	7,378	18.07
2.501 to 3.000;	293	14,253,005	14.10	48,645	729	91.94	7,266	16.42
3.001 to 3.500;	304	16,089,115	15.92	52,925	719	93.97	7,670	17.31
3.501 to 4.000;	233	14,342,329	14.19	61,555	699	95.06	8,067	18.93
4.001 to 4.500;	140	6,436,522	6.37	45,975	681	93.34	8,127	16.15
4.501 to 5.000;	17	828,334	0.82	48,726	675	92.72	7,643	14.30
5.001 to 5.500;	7	365,465	0.36	52,209	664	94.30	6,648	14.88
Over 5.500;	5	179,653	0.18	35,931	630	89.44	4,759	11.00
Total;	1,799	$101,055,458	100.00%	$56,173	718	89.39%	$7,940	19.03%

As of the cut-off date, the weighted average gross margin was approximately 2.62%.

Debt-to-Income Ratios of Group II Loans

Range of Debt-to-Income Ratios (%)	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
5.01 to 10.00;	1	$26,285	0.03%	$26,285	717	90.00%	$16,245	11.11%
10.01 to 15.00;	5	135,000	0.13	27,000	707	84.91	12,161	23.48
15.01 to 20.00;	23	1,379,809	1.37	59,992	731	81.47	15,398	19.27
20.01 to 25.00;	60	3,043,979	3.01	50,733	720	87.95	13,083	18.28
25.01 to 30.00;	152	7,810,430	7.73	51,384	713	85.63	11,569	20.92
30.01 to 35.00;	287	15,535,789	15.37	54,132	714	88.22	9,130	20.55
35.01 to 40.00;	564	31,768,029	31.44	56,326	719	89.38	7,990	18.10
40.01 to 45.00;	658	38,138,534	37.74	57,961	719	91.02	6,226	18.71
45.01 to 50.00;	46	2,937,303	2.91	63,854	738	90.30	4,896	20.31
50.01 to 55.00;	3	280,300	0.28	93,433	723	98.45	4,979	18.62
Total;	1,799	$101,055,458	100.00%	$56,173	718	89.39%	$7,940	19.03%

As of the cut-off date, the weighted average debt-to-income ratio of the Group II Loans was approximately 38.06%.

Residential Income	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Junior Ratio
Less than $1,500;	5	$66,531	0.07%	$13,306	723	91.28%	19.18%
1,500 to 1,999;	16	405,136	0.40	25,321	746	90.29	20.86
2,000 to 2,999;	160	5,052,625	5.00	31,579	722	88.95	22.06
3,000 to 3,999;	285	11,554,861	11.43	40,543	719	89.63	20.38
4,000 to 4,999;	344	16,159,883	15.99	46,976	719	90.64	20.76
5,000 to 5,999;	246	13,554,439	13.41	55,099	720	91.51	18.66
$6,000 and Greater;	743	54,261,984	53.70	73,031	717	88.47	18.00
Total;	1,799	$101,055,458	100.00%	$56,173	718	89.39%	19.03%

Residual Income of Group II Loans

;As of the cut-off date, the weighted average residual income of the mortgagors for the Group II Loans was $7,940.

Documentation Types of Group II Loans

Documentation Type	Number of Group II Loans	Cut-off Date Principal Balance	Percent of Loan Group II by Cut-off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Reduced Documentation;	1,770	$99,151,640	98.12%	$56,018	719	89.44%	$7,899	19.02%
Stated Income / Stated Asset, No Income / No Asset, No Documentation;	29	1,903,819	1.88	65,649	710	86.77	10,093	19.61
Total;	1,799	$101,055,458	100.00%	$56,173	718	89.39%	$7,940	19.03%

Rating Agency Contacts

	name	phone extension
Moody's:	Odile Grisard	(212) 553-1382
S&P:	Mona Solar	(212) 438-2668